Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

HOMOLOGY MEDICINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

2018 Incentive Award Plan	Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	5,221,239 (2)	$1.41	$7,361,946.99	$110.20 per million dollars	$811.29

2018 Employee Stock Purchase Plan	Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	1,339,558 (3)	$1.41	$1,888,776.78	$110.20 per million dollars	$208.15

	Total Offering Amounts(5)					$9,250,723.77		$1,019.43

	Total Fee Offsets							$—

	Net Fee Due							$1,019.43

(1)

In accordance with Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Homology Medicines, Inc. 2018 Incentive Award Plan (the “2018 Plan”) and the Homology Medicines, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP” and together with the 2018 Plan, the “Plans”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2)	Consists of 5,221,239 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) that may become issuable under the 2018 Plan.
(3)	Consists of 1,339,558 shares of Common Stock that may become issuable under the 2018 ESPP.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on 6, 2023.

(5)	The Registrant does not have any fee offsets.